Exhibit 99.1

100 N. Broadway Ave
FOR IMMEDIATE RELEASE	Oklahoma City, OK 73102
Thursday, July 18, 2024	www.bancfirst.bank

BANCFIRST CORPORATION REPORTS SECOND QUARTER EARNINGS

BancFirst Corporation (NASDAQ GS:BANF) reported net income of $50.6 million, or $1.51 per diluted share, for the second quarter of 2024 compared to net income of $55.0 million, or $1.64 per diluted share, for the second quarter of 2023.

The Company’s net interest income for the second quarter of 2024 increased to $109.9 million from $105.9 million for the same period in 2023. Loan volume was the primary driver of the change in net interest income, but was partially offset by the impact of the shifting mix between interest-bearing and noninterest bearing-deposits. Net interest margin for the three-month period ended June 30 was 3.76% in 2024 compared to 3.87% in 2023. The Company recorded a provision for credit losses of $3.4 million in the second quarter of 2024 compared to $2.8 million for the same period in 2023.

Noninterest income for the quarter totaled $43.9 million compared to $48.0 million last year. The decrease in noninterest income was primarily due to an approximate $5.7 million reduction of interchange fees related to the impact of the Durbin Amendment. Trust revenue, treasury income, sweep fees and insurance commissions each increased when compared to second quarter last year.

Noninterest expense for the quarter increased to $85.3 million compared to $81.1 million in the same quarter last year. The increase in noninterest expense was primarily related to growth in salaries and employee benefits of $2.1 million.

The Company’s effective tax rate for the period was 22.3% compared to 21.4% for the second quarter of 2023.

At June 30, 2024, the Company’s total assets were $12.7 billion, an increase of $365.3 million from December 31, 2023. Loans grew $394.7 million from December 31, 2023, totaling $8.1 billion at June 30, 2024. Deposits totaled $11.0 billion, an increase of $315.5 million from year-end 2023. Sweep accounts totaled $4.5 billion at June 30, 2024, up $153.9 million from December 31, 2023. The Company’s total stockholders’ equity was $1.5 billion, an increase of $78.6 million over December 31, 2023.

Nonaccrual loans totaled $44.0 million, representing 0.55% of total loans at June 30, 2024 compared to 0.32% at year-end 2023. The allowance for credit losses to total loans was 1.24% at June 30, 2024 compared to 1.26% at the end of 2023. Net charge-offs were $1.0 million for the quarter compared to $664,000 for the second quarter of 2023.

BancFirst Corporation CEO David Harlow commented, “Strong loan growth led the way to another good quarter for the Company. Total deposits returned to pre-March 2023 banking crisis levels, although the mix has changed materially as noninterest-bearing deposits have migrated to higher yielding account options. Recent inflation and unemployment data has provided more support for Federal Reserve rate cuts prior to year-end. However, the ultimate outlook on credit remains uncertain in our view and, accordingly, the Company’s allowance for credit losses as a percentage of total loans remained relatively unchanged from the first quarter.”

BancFirst Corporation (the Company) is an Oklahoma based financial services holding company. The Company operates three subsidiary banks, BancFirst, an Oklahoma state-chartered bank with 104 banking locations serving 59 communities across Oklahoma, Pegasus Bank, a Texas state-chartered bank with three banking locations in the Dallas Metroplex area and Worthington Bank, a Texas state-chartered bank with three locations in the Fort Worth Metroplex area, one location in Arlington Texas and one location in Denton Texas. More information can be found at www.bancfirst.bank.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management’s current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates, legislative and regulatory actions and reforms, competition, as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

For additional information call:

Hannah Andrus, Chief Financial Officer at (405) 218-4174 or

David Harlow, Chief Executive Officer at (405) 270-1082.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2024	2024	2023	2023	2023
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Condensed Income Statements:
Net interest income	$109,896	$106,104	$105,066	$104,308	$105,926
Provision for credit losses	3,358	4,015	-	2,312	2,824
Noninterest income:
Trust revenue	5,490	5,088	5,106	4,866	4,590
Service charges on deposits	17,280	16,428	16,841	17,027	22,268
Securities transactions	317	(267)	(1,364)	(361)	110
Sales of loans	733	491	512	734	757
Insurance commissions	6,668	9,455	7,220	8,429	6,225
Cash management	9,149	8,651	7,878	8,177	7,927
Other	4,307	5,054	8,964	5,577	6,097
Total noninterest income	43,944	44,900	45,157	44,449	47,974

Noninterest expense:
Salaries and employee benefits	51,928	51,528	50,731	50,200	49,803
Occupancy expense, net	5,233	5,206	5,439	5,487	5,118
Depreciation	4,504	4,556	4,560	4,685	4,769
Amortization of intangible assets	887	886	887	885	880
Data processing services	2,696	2,616	2,224	1,820	2,217
Net expense from other real estate owned	1,656	2,202	7,870	2,720	2,889
Marketing and business promotion	2,246	2,256	2,653	2,034	1,900
Deposit insurance	1,614	1,438	1,332	1,419	1,463
Other	14,552	12,091	14,120	11,965	12,071
Total noninterest expense	85,316	82,779	89,816	81,215	81,110
Income before income taxes	65,166	64,210	60,407	65,230	69,966
Income tax expense	14,525	13,876	11,473	14,242	14,956
Net income	$50,641	$50,334	$48,934	$50,988	$55,010
Per Common Share Data:
Net income-basic	$1.53	$1.53	$1.48	$1.55	$1.67
Net income-diluted	1.51	1.50	1.46	1.52	1.64
Cash dividends declared	0.43	0.43	0.43	0.43	0.40
Common shares outstanding	33,022,124	32,966,678	32,933,018	32,921,393	32,939,256
Average common shares outstanding -
Basic	33,001,180	32,947,983	32,926,326	32,937,149	32,920,497
Diluted	33,525,061	33,513,412	33,483,691	33,539,389	33,467,254
Performance Ratios:
Return on average assets	1.61%	1.63%	1.58%	1.68%	1.85%
Return on average stockholders’ equity	13.72	13.96	13.98	14.93	16.59
Net interest margin	3.76	3.70	3.67	3.73	3.87
Efficiency ratio	55.46	54.82	59.79	54.60	52.70

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	Six months ended
	June 30,
	2024	2023
Condensed Income Statements:
Net interest income	$216,000	$215,082
Provision for credit losses	7,373	5,146
Noninterest income:
Trust revenue	10,578	8,812
Service charges on deposits	33,708	43,499
Securities transactions	50	(103)
Sales of loans	1,224	1,361
Insurance commissions	16,123	14,966
Cash management	17,800	14,661
Other	9,361	12,606
Total noninterest income	88,844	95,802

Noninterest expense:
Salaries and employee benefits	103,456	99,055
Occupancy expense, net	10,439	10,101
Depreciation	9,060	9,412
Amortization of intangible assets	1,773	1,760
Data processing services	5,312	4,324
Net expense from other real estate owned	3,858	5,348
Marketing and business promotion	4,502	4,427
Deposit insurance	3,052	3,076
Other	26,643	23,924
Total noninterest expense	168,095	161,427
Income before income taxes	129,376	144,311
Income tax expense	28,401	31,768
Net income	$100,975	$112,543
Per Common Share Data:
Net income-basic	$3.06	$3.42
Net income-diluted	3.01	3.36
Cash dividends declared	0.86	0.80
Common shares outstanding	33,022,124	32,939,256
Average common shares outstanding -
Basic	32,974,582	32,906,753
Diluted	33,520,247	33,465,931
Performance Ratios:
Return on average assets	1.62%	1.87%
Return on average stockholders’ equity	13.84	17.43
Net interest margin	3.73	3.88
Efficiency ratio	55.14	51.93

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2024	2024	2023	2023	2023
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Balance Sheet Data:

Total assets	$12,737,318	$12,602,425	$12,372,042	$12,114,602	$12,020,265
Interest-bearing deposits with banks	2,299,019	2,341,604	2,172,001	2,134,081	2,188,004
Debt securities	1,441,365	1,534,651	1,555,095	1,525,448	1,570,620
Total loans	8,054,856	7,787,857	7,660,134	7,476,474	7,307,475
Allowance for credit losses	(99,626)	(97,267)	(96,800)	(97,776)	(96,920)
Noninterest-bearing demand deposits	3,815,818	3,849,807	3,982,226	4,170,550	4,285,620
Money market and interest-bearing checking deposits	4,930,853	4,901,081	4,699,865	4,453,892	4,365,202
Savings deposits	1,084,266	1,076,181	1,056,404	1,062,041	1,084,050
Time deposits	1,184,665	1,082,552	961,627	847,688	740,308
Total deposits	11,015,602	10,909,621	10,700,122	10,534,171	10,475,180
Stockholders' equity	1,512,492	1,469,312	1,433,891	1,370,584	1,340,791
Book value per common share	45.80	44.57	43.54	41.63	40.70
Tangible book value per common share (non-GAAP)(1)	39.83	38.56	37.50	35.56	34.62
Balance Sheet Ratios:
Average loans to deposits	72.25%	71.97%	70.52%	70.61%	69.85%
Average earning assets to total assets	92.77	92.67	92.42	92.39	92.23
Average stockholders' equity to average assets	11.71	11.65	11.30	11.28	11.17
Asset Quality Data:
Past due loans	$4,280	$6,332	$9,542	$12,575	$8,799
Nonaccrual loans (3)	44,021	41,996	24,573	16,676	18,047
Other real estate owned and repossessed assets	38,497	35,116	34,200	42,782	41,612
Nonaccrual loans to total loans	0.55%	0.54%	0.32%	0.22%	0.25%
Allowance to total loans	1.24	1.25	1.26	1.31	1.33
Allowance to nonaccrual loans	226.32	231.61	393.92	586.34	537.05
Net charge-offs to average loans	0.01	0.05	0.02	0.02	0.01

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(2):

Stockholders' equity	$1,512,492	$1,469,312	$1,433,891	$1,370,584	$1,340,791
Less goodwill	182,263	182,263	182,263	182,263	182,055
Less intangible assets, net	14,931	15,818	16,704	17,591	18,223
Tangible stockholders’ equity (non-GAAP)	$1,315,298	$1,271,231	$1,234,924	$1,170,730	$1,140,513
Common shares outstanding	33,022,124	32,966,678	32,933,018	32,921,393	32,939,256
Tangible book value per common share (non-GAAP)	$39.83	$38.56	$37.50	$35.56	$34.62

(1) Refer to the “Reconciliation of Tangible Book Value per Common Share (non-GAAP)” Table.

(2) Tangible book value per common share is stockholders’ equity less goodwill and intangible assets, net, divided by common shares outstanding. This amount is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate the financial condition and capital strength of the Company. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(3) Government Agencies guarantee approximately $8.5 million of nonaccrual loans at June 30, 2024.

	BancFirst Corporation
	Consolidated Average Balance Sheets
	And Interest Margin Analysis
	Taxable Equivalent Basis
	(Dollars in thousands - Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2024			June 30, 2024
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$7,912,469	$137,846	6.99%	$7,821,611	$270,095	6.93%
Securities – taxable	1,488,850	8,932	2.41	1,523,328	18,113	2.38
Securities – tax exempt	2,408	23	3.79	2,525	48	3.77
Interest bearing deposits with banks and FFS	2,322,951	31,805	5.49	2,267,869	62,121	5.49
Total earning assets	11,726,678	178,606	6.11	11,615,333	350,377	6.05

Nonearning assets:
Cash and due from banks	203,664			202,982
Interest receivable and other assets	808,283			806,429
Allowance for credit losses	(97,935)			(97,498)
Total nonearning assets	914,012			911,913
Total assets	$12,640,690			$12,527,246

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Money market and interest-bearing checking deposits	$4,920,793	$45,296	3.69%	$4,867,783	$89,513	3.69%
Savings deposits	1,076,338	9,222	3.44	1,066,532	18,225	3.43
Time deposits	1,134,460	12,961	4.58	1,080,750	24,154	4.48
Short-term borrowings	4,593	59	5.14	6,306	155	4.92
Subordinated debt	86,120	1,031	4.80	86,113	2,061	4.80
Total interest bearing liabilities	7,222,304	68,569	3.81	7,107,484	134,108	3.78

Interest free funds:
Noninterest bearing deposits	3,819,196			3,831,283
Interest payable and other liabilities	119,175			125,536
Stockholders’ equity	1,480,015			1,462,943
Total interest free funds	5,418,386			5,419,762
Total liabilities and stockholders’ equity	$12,640,690			$12,527,246
Net interest income		$110,037			$216,269
Net interest spread			2.30%			2.27%
Effect of interest free funds			1.46%			1.46%
Net interest margin			3.76%			3.73%